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                                                            Exhibit 4.14



                                 CITIGROUP INC.
                                 --------------

                         Incorporated under the laws of
                              the State of Delaware

NUMBER 1                            8.30%                               500,000
CUSIP 172967 72 1       NONCUMULATIVE PREFERRED STOCK,                   SHARES
                                    SERIES S


         This is to certify that

                       CITIBANK, N.A. as Depositary under
    the Deposit Agreement dated as of September 29, 1994 among Citigroup Inc.
        (the "Corporation"), as successor to Citicorp, Citibank, N.A. as Depositary and the Holders from time to time of the Depositary Receipts is the registered owner of 500,000 shares of 8.30% Noncumulative Preferred Stock, Series S, transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. The Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative participating, optional or special rights of each class of stock or series thereof of the Corporation and the qualifications, limitations or restrictions of such preferences and/or rights. Such request should be addressed to the Corporation.

         Witness the signatures of
         its duly authorized officers.

         Dated:                     , 1998
                 -------------------




                                              Secretary                President


         Countersigned and registered
                  CITIBANK, N.A., as Transfer Agent and Registrar


                  By

                         Authorized Officer


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         For value received,________________________________________ hereby sell, assign and transfer unto_____________________________________________
___________ share(s) of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint ______________ __________________ Attorney to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.


         Dated __________________________

         In presence of




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